Exhibit 99.1
------------

FOR IMMEDIATE RELEASE

Date:             March 11, 2004
Contact:          Mark D. Bradford, President/CEO, 812-331-3455
Media Contact:    Danise C. Alano, VP/Marketing Director, 812-353-7705

                     Monroe Bancorp Announces Cash Dividend

BLOOMINGTON, IN - Monroe Bancorp (NASDAQ:MROE) announced today that its Board of Directors recently declared a quarterly dividend of $0.13 per share on the Company's Common Stock. The dividend is payable March 31, 2004 to shareholders of record on March 18, 2004.

This quarterly dividend represents an 8.3% increase over the $0.12 per share dividend paid in the first quarter of 2003, and is unchanged from the dividend paid on December 31, 2003.

Monroe Bancorp is an independently owned holding company headquartered in Bloomington, Indiana, with Monroe Bank as its wholly owned subsidiary. Established in 1892, Monroe Bank offers a full range of financial, trust and investment services through banking centers located in Monroe, Lawrence, Jackson and Hendricks counties in Indiana. The Bank serves more than 20,000 retail and commercial customers. Monroe Bancorp stock is traded on the NASDAQ National Market System under the ticker symbol MROE.